Exhibit 10.100


                           First Amendment to Warrant

      This First Amendment (the "First Amendment") to that certain The Standish Care Company Common Stock Purchase Warrant to purchase 400,000 shares of common stock of The Standish Care Company (the "Warrant") dated as of September 4, 1996 is made by and between The Standish Care Company (the "Company") and Abraham D. Gosman (the "Holder").

      WHEREAS, the Company and the Holder deem it in the best of each of their interests to amend the Warrant.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that Section 2.1 of the Warrant is amended by replacing the words "the Issue Date" with "eight months after the Issue Date."

      IN WITNESS WHEREOF, and pursuant to Section 14.2 of the Warrant, the parties hereto have hereby set their hands and seals as of the day and year first above written.

                            The Standish Care Company

                              /s/ Michael J. Doyle
                              --------------------------------
                              By: Michael J. Doyle
                                  Chairman and Chief Executive Officer


                                  Holder:

                              /s/ Abraham D. Gosman
                              --------------------------------
                                  Abraham D. Gosman